UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2016 (May 26, 2016)
Date of Report (Date of earliest event reported)

MCORPCX, INC.
(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

ITEM 7.01	Regulation FD

On May 26, 2016 representatives of McorpCX, Inc. (the "Company") began making presentations to investors regarding the Company using the slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1 (the "Slides"). The Company expects to use the Slides, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others commencing on May 26, 2016.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Slides is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Pursuant to Regulation FD, the Company is furnishing the foregoing information under Item 7.01 of this Current Report on Form 8-K. The information furnished in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent expressly set forth by specific reference in such a filing.

ITEM 9.01            Exhibits

99.1           Investor Relations Slideshow in use beginning May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McorpCX, INC.

Date:	May 26, 2016	By:	MICHAEL HINSHAW
		Name:	Michael Hinshaw
		Title:	President